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Exhibit 99.1
Raptor Pharmaceutical Announces
At-the-Market Common Stock Sales Program

Novato, California, April 30, 2012 – Raptor Pharmaceutical Corp. (“Raptor” or the “Company”) (NASDAQ: RPTP), today announced that it has entered into an "At-the-Market" ("ATM") Sales Agreement, dated April 30, 2012, with Cowen and Company, LLC (“Cowen”), under which Raptor may, at its discretion, sell its common stock with a sales value of up to a maximum of $40 million through ATM sales on the NASDAQ Stock Market. Cowen will act as sole sales agent for any sales made under the ATM. The common stock will be sold at prevailing market prices at the time of the sale of common stock, and, as a result, prices may vary. The ATM places no restrictions on Raptor’s ability to enter into and consummate other equity and debt financing transactions.

Raptor currently intends to use proceeds from any sales from the ATM program to support general corporate purposes, including the commercial launch of RP103, Raptor’s proprietary, delayed-release cysteamine bitartrate formulation, for the potential treatment of nephropathic cystinosis, and continued clinical development for this same compound in non-alcoholic steatohepatitis (“NASH”) and Huntington’s Disease.

This ATM will provide Raptor with additional strategic leverage and financial flexibility as the Company prepares for the commercial launch of RP103.

Sales in the ATM offering would be made pursuant to the prospectus supplement dated April 30, 2012, which supplements Raptor's prospectus dated January 27, 2012, filed as part of the shelf registration statement that was declared effective by the Securities and Exchange Commission (“SEC”) on February 3, 2012.

For more complete information about Raptor’s ATM offering, you are encouraged to read the prospectus in Raptor's January 27, 2012 shelf registration statement on Form S-3, the April 30, 2012 prospectus supplement, and other documents Raptor has filed with the SEC. Copies of the prospectus supplement and accompanying prospectus relating to the offering may be obtained, when available, from Cowen and Company, LLC (c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY, 11717, Attn: Prospectus Department, Phone: 631-274-2806, Fax: 631-254-7140). An electronic copy of the prospectus supplement and accompanying relating to the offering is available on the website of the Securities and Exchange Commission at www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor may there be any sale of Raptor's common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any state or jurisdiction.

About Raptor Pharmaceutical Corp.

Raptor Pharmaceutical Corp. (NASDAQ: RPTP) (“Raptor”) seeks to research, produce, and deliver medicines that improve life for patients with severe, rare disorders. Raptor currently has product candidates in clinical development designed to potentially treat nephropathic cystinosis, Non-alcoholic Steatohepatitis (“NASH”), Huntington’s Disease (“HD”), aldehyde dehydrogenase deficiency (“ALDH2”), and thrombotic disorder.

Raptor’s preclinical programs are based upon bioengineered novel drug candidates and drug-targeting platforms derived from the human receptor-associated protein and related proteins that are designed to target cancer and infectious diseases.

For additional information, please visit www.raptorpharma.com.

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operation or future financial performance, including, but not limited to the following statements:  that Raptor will sell up to $40 million of its common stock at market prices, if at all; that Raptor will use proceeds from any sales related to the ATM offering to support general corporate purposes, including preparation for the commercial launch of its lead product candidate, RP103 for the potential treatment of nephropathic cystinosis; that Raptor will obtain marketing approval of RP103 and launch RP103, if at all;  and continued clinical development in non-alcoholic steatohepatitis and Huntington’s Disease;  and that Raptor will be able to successfully develop RP103 or any of its other product candidates. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause the Company's actual results to be materially different from these forward-looking statements. Factors which may significantly change or prevent the Company's forward looking statements from fruition include: that Raptor may be unsuccessful in developing any products or acquiring products; that Raptor's technology may not be validated as it progresses further and its methods may not be accepted by the scientific community; that Raptor is unable to retain or attract key employees whose knowledge is essential to the development of its products; that unforeseen scientific difficulties develop with the Company's process; that Raptor's patents are not sufficient to protect essential aspects of its technology; that competitors may invent better technology; that Raptor's products may not work as well as hoped or worse, that the Company's products may harm recipients; and that Raptor may not be able to raise sufficient funds for development or working capital. As well, Raptor's products may never develop into useful products and even if they do, they may not be approved for sale to the public. Raptor cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Certain of these risks, uncertainties, and other factors are described in greater detail in the Company's filings from time to time with the Securities and Exchange Commission (the "SEC"), which Raptor strongly urges you to read and consider, including: Raptor’s annual report on Form 10-K, as amended by Form10-K/A, filed with the SEC on November 11, 2011 and December 19, 2011, respectively; and Raptor’s quarterly report on Form 10-Q filed with the SEC on April 9, 2012; all of which are available free of charge on the SEC's web site at http://www.sec.gov. Subsequent written and oral forward-looking statements attributable to Raptor or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth in Raptor's reports filed with the SEC. Raptor expressly disclaims any intent or obligation to update any forward-looking statements.

For more information, please contact:

Trout Group (investors)
Lauren Glaser
(646) 378-2972
lglaser@troutgroup.com

EVC Group (media)
Janine McCargo
(646) 688-0425
jmccargo@evcgroup.com